EXHIBIT 12.1
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Weingarten  Realty  Investors
Computation  of  Ratios  of  Earnings  and  Funds  from  Operations  to  Combined

     Fixed  Charges  and  Preferred  Dividends (1)

(Dollar  Amounts  In  Thousands)


                                                                              Twelve Months Ended
                                                                                 December 31,
                                                         -----------------------------------------------------
                                                            2000       1999       1998       1997       1996
                                                         ---------  ---------  ---------  ---------  ---------

Net income available to common shareholders . . . . . .  $ 58,961   $ 76,537   $ 54,484   $ 54,966   $ 53,938

Add:
Portion of rents representative of the interest factor.       881      1,304        905        689        623
Interest on indebtedness. . . . . . . . . . . . . . . .    45,545     32,941     33,900     30,274     22,219
Preferred dividends . . . . . . . . . . . . . . . . . .    20,040     19,593      5,881
Amortization of debt cost . . . . . . . . . . . . . . .       458        363        380        452        376
                                                         ---------  ---------  ---------  ---------  ---------
    Net income as adjusted. . . . . . . . . . . . . . .  $125,885   $130,738   $ 95,550   $ 86,381   $ 77,156
                                                         =========  =========  =========  =========  =========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . .  $ 45,545   $ 32,941   $ 33,900   $ 30,274   $ 22,219
Capitalized interest. . . . . . . . . . . . . . . . . .     4,204      3,037      1,375        812      1,285
Preferred dividends . . . . . . . . . . . . . . . . . .    20,040     19,593      5,881
Amortization of debt cost . . . . . . . . . . . . . . .       458        363        380        452        376
Portion of rents representative of the interest factor.       881      1,304        905        689        623
                                                         ---------  ---------  ---------  ---------  ---------
    Fixed charges . . . . . . . . . . . . . . . . . . .  $ 71,128   $ 57,238   $ 42,441   $ 32,227   $ 24,503
                                                         =========  =========  =========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . .      1.77       2.28       2.25       2.68       3.15
                                                         =========  =========  =========  =========  =========


Net income available to common shareholders . . . . . .  $ 58,961   $ 76,537   $ 54,484   $ 54,966   $ 53,938
Depreciation and amortization . . . . . . . . . . . . .    55,344     49,256     41,580     37,544     33,414
Gain on sales of property and securities. . . . . . . .      (382)   (20,596)      (885)    (3,327)    (5,563)
Extraordinary charge (early retirement of debt) . . . .                  190      1,392
                                                         ---------  ---------  ---------  ---------  ---------
    Funds from operations . . . . . . . . . . . . . . .   113,923    105,387     96,571     89,183     81,789
Add:
Portion of rents representative of the interest factor.       881      1,304        905        689        623
Preferred dividends . . . . . . . . . . . . . . . . . .    20,040     19,593      5,881
Interest on indebtedness. . . . . . . . . . . . . . . .    45,545     32,941     33,900     30,274     22,219
Amortization of debt cost . . . . . . . . . . . . . . .       458        363        380        452        376
                                                         ---------  ---------  ---------  ---------  ---------
    Funds from operations as adjusted . . . . . . . . .  $180,847   $159,588   $137,637   $120,598   $105,007
                                                         =========  =========  =========  =========  =========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . .      2.54       2.79       3.24       3.74       4.29
                                                         =========  =========  =========  =========  =========

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
(1)  The  Board of Governors of the National Association of Real Estate Investment Trusts defines funds from operations as net income (loss) computed in accordance with generally accepted accounting principles,  excluding  gains  or  losses from sales  of  property,  plus  real  estate  related  depreciation and  amortization,  and  after  adjustments  for unconsolidated partnerships and joint ventures.  In addition,  NAREIT  recommends that  extraordinary  items  not  be considered  in arriving at FFO.  We  calculate  FFO in a manner consistent with the NAREIT definition.  Most industry analysts and equity REITS, including  Weingarten,  believe  FFO  is  an  alternative measure of performance  relative to other REITs.  There can be no assurance  that  FFO  presented  by  Weingarten  is  comparable to similarly  titled measures of other REITs.  FFO should not be considered  as  an alternative to net income or  other measurements under
     GAAP  as  an  indicator  of  our operating performance or  to  cash  flows  from  operating,  investing, or financing activities as a measure of liquidity.  FFO does not reflect working  capital  changes,  cash expenditures for capital improvements,  or  principal  payments  on  indebtedness.

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